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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

          Informix Corporation Completes Acquisition of Ardent Software

Transaction Creates Largest Single Provider of Critical Software Infrastructure for the Internet Economy: Business and Web Intelligence Solutions


         MENLO PARK, Calif.--March 1, 2000--Informix-Registered Trademark-Corporation (NASDAQ: IFMX), the technology leader in software infrastructure for the i.Economy, today completed its acquisition of Ardent Software, Inc. (NASDAQ: ARDT) of Westboro, Mass., the leading provider of data integration infrastructure software for data warehouse, business intelligence, and e-business applications. Under terms of the transaction approved today by the stockholders of both companies, Ardent stockholders will receive 3.5 shares of Informix common stock for each share of Ardent common stock. The acquisition is valued at approximately $1.1 billion based on Informix's closing price on Tuesday, February 29. The transaction will be accounted for as a pooling of interests. Informix expects the acquisition to be accretive to earnings in 2000.

         "By combining with Ardent, we are now the first and only software provider that offers all the components of an end-to-end integrated e-commerce and business intelligence solution," said Jean-Yves Dexmier, president and chief executive officer of Informix. "Winning in the i.Economy-TM- requires that business intelligence and e-commerce solutions be tightly integrated to drive dynamic content and commerce, and Informix now stands alone in its ability to provide these solutions that help companies respond instantly to changing market dynamics."

         Over the past few months, Informix's recently released software infrastructure and solutions for the Internet have been well received by the marketplace, especially Foundation.2000-TM-, the company's Internet database offering, and i.Sell-TM-, the company's e-commerce solution. With Ardent DataStage Suite, the most advanced data integration technology, Informix is now the only software provider to integrate its business intelligence offerings with its web solutions and Internet infrastructure.

         "Software research at IDC looks favorably on the transaction," said Henry Morris, vice president for data warehousing and applications at IDC. "Effective e-business requires bi-directional, near real-time interoperability among information systems, and this acquisition enhances Informix's ability to deliver just that. By combining Ardent's data movement, meta data, and XML technology with its core transactional, operational, and analysis engines and tools, IDC believes Informix can offer open, end-to-end business and web intelligence solutions that will put it among the leaders in e-business solutions."

Market Leadership through Open Platforms

         Informix intends to keep its databases open to all business and web intelligence components, and its analytic tools and solutions fully compatible with competing database platforms. "We will give customers the choice of world-class individual products or the added benefit of completely integrated end-to-end solutions," said Michael R. Stonebraker, vice president and chief technology

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officer, Informix. "Informix is the only company delivering a business and web intelligence infrastructure right now. We intend to fully capitalize on this advantage and make an Informix business and web intelligence solution an indispensable part of the Global 1000 IT infrastructure."

         "This acquisition is complementary and strategic in several important ways, including technology, customers, markets, channels, and skills sets," said Aaron Zornes, executive vice president and research director, META Group. "Informix has an excellent opportunity to leverage these synergies and provide conceptual leadership in the next generation of web-enabled business intelligence."

         Informix now has more than 4,000 employees worldwide and global research and development, sales and marketing, services and support, and distribution. Informix will retain Ardent's Westboro, Mass. headquarters to establish an East Coast product development, marketing, sales, service and support operation.

About Informix

         Based in Menlo Park, California, Informix Corporation specializes in advanced information management technologies that help enterprises in the i.Economy get to market quickly, generate new revenue, build a unique strategic advantage, and solve their most complex business problems. Informix offers customers a complete software infrastructure for the Web that delivers highly scalable transaction processing, personalized content management, integrated business intelligence, full multimedia capabilities and complete e-commerce solutions; data integration infrastructure software for e-business, data warehousing and analytical applications, and enterprise portals; and embedded databases and tools for developing and deploying packaged applications. For more information, contact the sales office nearest you or visit our Web site at www.informix.com.

         THIS PUBLIC ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO FUTURE EVENTS OR FUTURE FINANCIAL PERFORMANCE. INFORMIX'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN RISKS AND UNCERTAINTIES. THOSE RISKS AND UNCERTAINTIES ARE DESCRIBED UNDER "FACTORS THAT MAY AFFECT FUTURE RESULTS," "BUSINESS" AND ELSEWHERE IN INFORMIX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

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